Exhibit (i)

June 9, 2026

Themes ETF Trust

34 East Putnam Avenue, Suite 112

Greenwich, CT 06830

RE:	Opinion of Counsel regarding the Registration Statement filed on Form N-1A under the Investment Company Act of 1940, as amended (the “1940 Act”), and Securities Act of 1933, as amended (the “Securities Act”)

Ladies and Gentlemen:

This opinion relates to the Trust’s Registration Statement on Form N-1A (the “Registration Statement”) and is given in connection with the filing with the U.S. Securities and Exchange Commission (the “Commission”) of a post-effective amendment under the Securities Act and an amendment under the 1940 Act (collectively, the “Amendment”), each to the Registration Statement. The Amendment relates to the registration of an indefinite number of shares of beneficial interest (collectively, the “Shares”), with no par value per share, for the Leverage Shares 2X Long ASTS Daily ETF, Leverage Shares 2X Long SMWR Daily ETF, Leverage Shares 2X Long GOOGL Daily ETF, Leverage Shares 2X Long AXTI Daily ETF, Leverage Shares 2X Long TSEM Daily ETF, Leverage Shares 2X Long GFS Daily ETF, Leverage Shares 2X Long MTSI Daily ETF, Leverage Shares 2X Long SMTC Daily ETF, Leverage Shares 2X Long VIAV Daily ETF, Leverage Shares 2X Long ONTO Daily ETF, Leverage Shares 2X Long APH Daily ETF, Leverage Shares 2X Long TEL Daily ETF, Leverage Shares 2X Long FN Daily ETF, Leverage Shares 2X Long JBL Daily ETF, Leverage Shares 2X Long KEYS Daily ETF, Leverage Shares 2X Long ASX Daily ETF, Leverage Shares 2X Long HPE Daily ETF, Leverage Shares 2X Long ADI Daily ETF, Leverage Shares 2X Long MCHP Daily ETF, and Leverage Shares 2X Long AEHR Daily ETF (each a “Fund”). We understand that the Amendment is being filed with the Commission pursuant to the requirements of the Securities Act and that our opinion is required to be filed as an exhibit to the Registration Statement.

We have acted as counsel to Themes ETF Trust (the “Trust”), a Delaware statutory trust, organized under the laws of the state of Delaware, and are familiar with the Registration Statement relating to the Shares of beneficial interest of each Fund to be issued and sold by the Trust.

We have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and other instruments and certificates or comparable documents of public officials, and of officers and representatives of the Trust, and we have made such inquiries of the officers and representatives of the Trust, as we have deemed relevant and necessary as the basis for the opinion hereinafter set forth.

In such examination, we have assumed, without independent verification, the genuineness of all signatures (whether original or a copy) and the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified or copies. As to all questions of fact material to such opinion, we have relied upon the certificates referred to herein above. We have assumed, without independent verification, the accuracy of the relevant facts stated therein.

Based on the foregoing, and subject to the qualifications set forth herein, we are of the opinion that the Shares of each Fund, when issued and sold in accordance with terms of the Registration Statement (when it is made effective by the Commission), and the requirements of applicable federal and state laws will be validly issued and fully paid and non-assessable by the Trust.

PRACTUS, LLP

11300 Tomahawk Creek Pkwy  ●  Ste. 310  ●  Leawood, Kansas 66211  ●  p: 949.629.3928

Practus.com

This letter expresses our opinion as to the provisions of the Trust’s Agreement and Declaration of Trust and the laws of the State of Delaware applying to statutory trusts generally but does not extend to federal securities or other laws or the laws of jurisdictions outside the State of Delaware.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the SEC promulgated thereunder.

Sincerely,

/s/ Practus, LLP

Practus, LLP